UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 14, 2014

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35895	13-2740040
(Commission File Number)	(IRS Employer Identification No.)

2200 West Airfield Drive, P.O. Box 619910, DFW Airport, Texas	75261
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 453-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of President and Chief Executive Officer

On October 14, 2014, Dex Media, Inc. (the “Company”) announced that Peter J. McDonald, the Company’s President and Chief Executive Officer, will retire as an executive officer and a director of the Company effective October 14, 2014.  To ensure a smooth transition of his responsibilities, the Company and Mr. McDonald have entered into a Consulting Services Agreement, dated October 14, 2014 (the “Consulting Agreement”), pursuant to which the Company will retain Mr. McDonald as a consultant for a term of twelve months, beginning on October 14, 2014. While he serves as a consultant, Mr. McDonald is not due any additional compensation beyond the severance benefits provided in his employment agreement with the Company, dated December 19, 2013.  In connection with entering into the Consulting Agreement, the Company and Mr. McDonald agreed to change the payment schedule for a portion of the cash severance benefits payable to Mr. McDonald from a single lump sum, as contemplated by the employment agreement, to a monthly installment schedule over the 12-month consulting period, with the amount of each monthly installment determined in the manner provided in the Consulting Agreement.  All remaining severance benefits will be paid or provided to Mr. McDonald in the same manner as originally provided in the employment agreement.  The Company’s obligation to pay or provide severance benefits to Mr. McDonald is contingent on Mr. McDonald executing a general release agreement in connection with the termination of Mr. McDonald’s employment with the Company.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of President and Chief Executive Officer

On October 14, 2014, the Company announced the appointment of Joseph A. Walsh, 51, as President and Chief Executive Officer of the Company and his election to the Company’s Board of Directors.  Mr. Walsh has been the Chairman and Chief Executive Officer of Walsh Partners, a private company founded in 2012 that has been focused on investments and advisory services since its inception. Mr. Walsh was previously employed by Yellowbook Inc. from 1987 until 2011 and served as President and Chief Executive Officer and as a member of the board of directors from 1993 until 2011.  At Yellowbook, Mr. Walsh led the company through a series of acquisitions, partnerships and new market launches. Mr. Walsh possesses substantial executive, business and operational experience relating to private equity ventures and complex mergers and acquisitions. In 1982, Mr. Walsh co-founded IYP Publishing, a company he sold to DataNational in 1985. He served as Vice President of Sales at DataNational until joining Yellowbook in 1987.  There are no relationships between Mr. Walsh and the Company or its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understanding between Mr. Walsh and the Company or any other persons pursuant to which he was elected as a director.

In connection with Mr. Walsh’s appointment as Chief Executive Officer, Mr. Walsh and the Company entered into an Employment Agreement, dated as of October 14, 2014 (the “Employment Agreement”).  The Employment Agreement provides for an initial term of three years, during which Mr. Walsh is entitled to an annual base salary of $150,000. Mr. Walsh is also entitled to a grant of options to purchase 271,000 shares of the Company’s common stock, which vest on December 31, 2017, as well as an award granted under the Company’s Value Creation Program, which was approved by the Company’s Board of

Directors and the grant was effective on October 14, 2014.  Mr. Walsh is entitled to receive 350,000 units of the bonus pool that is granted under the Value Creation Program, which represents 50% of the total bonus pool under the Value Creation Program.  The Value Creation Program is designed to enable the Company to retain and award participating employees and other service providers by giving them an opportunity to receive additional compensation based on the net value creation in the Company over the course of certain performance periods.  Generally, the total bonus pool under the Value Creation Program represents 7% of the total “Value Creation” under the program.  Value Creation is measured as the net change over the performance period commencing on October 14, 2014 and ending December 31, 2017 in the total fair market value of the Company’s equity securities, debt securities and bank debt, but reduced by any net value contributed from external sources, in each case as determined in the manner provided in the Value Creation Program.

Mr. Walsh’s employment continues until the earlier of his resignation (with or without good reason), death or disability or termination by the Company (with or without cause). If the Company terminates Mr. Walsh’s employment without cause, Mr. Walsh resigns without good reason or Mr. Walsh’s employment term expires, Mr. Walsh is entitled to receive severance equal to (1) any unpaid base salary through the date of termination, (2) reimbursement for any unreimbursed business expenses incurred through the date of termination, (3) any accrued but unused vacation time in accordance with Company policy and (4) all other payments, benefits or fringe benefits which Mr. Walsh is entitled to receive under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan, program, grant or the Employment Agreement, including Mr. Walsh’s award under the Value Creation Program and the grant of stock options disclosed above. If the Company terminates Mr. Walsh other than for cause, Mr. Walsh resigns for good reason or due to Mr. Walsh’s death or disability, the Company will pay Mr. Walsh (or his estate, as applicable), all payments, benefits or fringe benefits which Mr. Walsh is entitled to receive under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan, program, grant or the Employment Agreement, including Mr. Walsh’s award under the Value Creation Program and the grant of stock options disclosed above and an amount equal to the difference of (x) $2,000,000 minus (y) the amount of Mr. Walsh’s award under the Value Creation Program, payable when such award is paid to Mr. Walsh or, if Mr. Walsh is not entitled to receive such an award, at such time that he would have received his award if he were so entitled.

Mr. Walsh has also agreed to customary restrictions with respect to the use of the Company’s confidential information and has agreed that all intellectual property developed or conceived by Mr. Walsh while he is employed by the Company that relates to the Company’s business shall belong exclusively to the Company.  During the term of Mr. Walsh’s employment with the Company and during the six-month period immediately thereafter, Mr. Walsh has agreed not to directly or indirectly, own manage, operate, control, be employed by or render services to any person, firm, corporation or other entity that is engaged in competition with the Company, provided, however, that if Mr. Walsh’s employment terminates for any reason, other than for cause, following the eighteen-month anniversary of the start of his employment, the noncompete period will continue only if the Company pays an additional $1,000,000.  Mr. Walsh has also agreed that during the term of his employment with the Company and during the one year period immediately thereafter, Mr. Walsh will not solicit or hire any of the Company’s employees or interfere with the relationship between the Company and any of its vendors, joint venturers or licensors.

A copy of the Company’s press release announcing the appointment of Mr. Walsh is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing descriptions of the Employment Agreement and the Value Creation Program are qualified in their entirety by reference to the full text of the Employment Agreement and the Value Creation Program, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1        Consulting Services Agreement, dated as of October 14, 2014, by and between Dex Media, Inc. and Peter J. McDonald.

10.2        Employment Agreement, dated as of October 14, 2014, by and between Dex Media, Inc. and Joseph A. Walsh.

10.3        Value Creation Program, effective as of October 14, 2014.

10.4        Award Notice for Joe Walsh pursuant to the Value Creation Program, effective as of October 14, 2014.

10.5        Stand-Alone Non-Qualified Stock Option Agreement, effective as of October 14, 2014.

99.1        Press release issued October 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014

DEX MEDIA, INC.

/s/ Raymond R. Ferrell
Name: Raymond R. Ferrell
Title: Executive Vice President - General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Services Agreement, dated as of October 14, 2014, by and between Dex Media, Inc. and Peter J. McDonald.

10.2	Employment Agreement, dated as of October 14, 2014, by and between Dex Media, Inc. and Joseph A. Walsh.

10.3	Value Creation Program, effective as of October 14, 2014.

10.4	Award Notice for Joe Walsh pursuant to the Value Creation Program, effective as of October 14, 2014.

10.5	Stand-Alone Non-Qualified Stock Option Agreement, effective as of October 14, 2014.

99.1	Press Release issued October 14, 2014.